                                                                   EXHIBIT 10.59


***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[_____]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***


[LOGO]

                              [LETTERHEAD OF MCI]




                             MCI CARRIER SERVICES


                             MCI CARRIER AGREEMENT

                ASSOCIATED COMMUNICATIONS COMPANIES OF AMERICA

[LOGO]



                               [LETTERHEAD MCI]




                               CARRIER AGREEMENT

                             TERMS  AND CONDITIONS

     This Carrier Agreement (the "Agreement") is between MCI TELECOMMUNICATIONS CORPORATION ("MCI") and ASSOCIATED COMMUNICATIONS COMPANIES OF AMERICA (ACCA) ("Customer"), an association of carriers which are subject to the Communications Act of 1934, as amended, with offices located at 111 Congress Avenue, Suite 3000, Austin, Texas 78701.

1.   Scope of Agreement.
     -------------------

     (a) A Member of ACCA shall be referred to herein as ("Member(s)"). A list of said Members is attached hereto as Exhibit A. Each Member must be a signatory to this Agreement in order to receive the benefit of this Agreement. New Members of ACCA shall be permitted to become a signatory and receive the benefits of this Agreement with the written consent of MCI, which consent shall not be unreasonably withheld.

     (b) MCI shall provide to Customer certain specified domestic interstate service(s), international services, and intrastate common carriage service (s). For domestic interstate and international services, this Agreement incorporates by reference the terms of MCI Tariff FCC No. 1 ("Tariff"), which is on file with the Federal Communications Commission and which may be modified from time to time by MCI in accordance with law and thereby affect the service(s) furnished Customer, except that the following terms and conditions shall supplement or, to the extent inconsistent, supersede Tariff terms and conditions and shall remain in effect throughout the Service Term. For intrastate services, this Agreement incorporates by reference each applicable state tariff filed by MCI, which may be modified by MCI from time to time, and thereby affect the service(s) furnished Customer. This Agreement is entered pursuant to Section 211(a) of the Communications Act of 1934.

     (c) Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Tariff.

2.   Monthly Commitment.
     -------------------

     (a) During each monthly billing period of the Service Term (as defined in Paragraph 15 below), Customer's Monthly Usage shall equal or exceed [______________________________] per month ("Monthly Commitment").

                               MCI CONFIDENTIAL

          As a part of Customer's Monthly Commitment, each Member shall have the individual Monthly Usage Commitments associated with each Member's name in Exhibit A (Member Monthly Commitment (s). Monthly Usage shall mean Customer's usage of: (i) MCI Carrier Network Service, MCI Carrier Operator Service, domestic interstate MCI PRISM I Service, MCI 800 DAL Service, MCI Feature Card Service, MCI Directory Assistance, MCI Terrestrial Digital Service 1.5 ("TDS 1.5"), MCI Terrestrial Digital Service-45 ("TDS-45") and MCI Digital Private Line Service ("DS-0 Service")) (hereinafter "MCI Services") at the rates in Paragraphs 4 and 7 below or if no rates for MCI Services listed herein are set forth, then at standard tariffed rates after application of tariffed discounts, but not including any applicable taxes (and gross receipts taxes) and tax-related surcharges on MCI Services; (ii) International PRISM I Service and International 800 DAL Service at the rates in Exhibit E (hereinafter "International Services"); and (iii) intrastate MCI Services at standard tariffed rates after application of any applicable tariffed discounts (hereinafter "Intrastate Services"). For these services listed above, the charges for Telefonica Larga Distancia de'Puerto Rico, Inc. (including those under an agreement between TLD and MCI dated June 9, 1994) shall count.

     (b) If Customer's Monthly Usage is less than the Monthly Commitment in a month, for that month: (i) Customer will pay the Customer's actual combined monthly recurring and usage charges for MCI services at standard MCI tariffed rates (however, Members will continue to be billed at the rates contained in this Agreement); and (ii) an underutilization charge (which Customer agrees is reasonable) equal to [______] of the difference between the Monthly Commitment and Customer's Monthly Usage. All underutilization charges shall be billed both to ACCA and to Members. ACCA shall be responsible for paying all such underutilization charges. However, Customer's liability under this Paragraph 2(b) shall be limited to the amount of the Monthly Commitment. Members shall not be liable for underutilization in any month that the overall Monthly Usage equals or exceeds the Monthly Commitment.

     (c) If in any monthly billing period during the Service Term, MCI overbills any or all ACCA Members for services and subsequently corrects that billing, reducing the amount of the bill(s) and if Customer reduced its usage of MCI services as a direct result of such overbilling, and if the usage reduction was reasonably calculated, based on the overbilling, to maintain Customer's Monthly

                               MCI CONFIDENTIAL

          Commitment as required in Paragraph 2 (a), MCI shall not assess underutilization charges for any month in which underutilization charges are due until sixty (60) days from the date that MCI provides rebill information that reduces the actual monthly usage below the Monthly Commitment.

     (d) At such time as Customer believes that it has met the [___________ ___________________________] contract minimum usage requirement as contained in Paragraph 15(b), Customer may inform MCI in writing that it has projected the attainment of its minimum usage requirement. MCI and Customer will, within ten (10) days, jointly agree in writing as to the actual total usage as of a date certain, and MCI shall not assess Customer underutilization charges for the difference between the agreed upon actual total usage and a lesser amount that results from a subsequent MCI rebilling, should a subsequent rebilling reduce the actual total amount.

3.   Carrier Network Service.
     ------------------------

     (a)  In order to be eligible to purchase MCI Carrier Network Service:

          (1) Except in areas where service origination is not available from access providers via a Carrier Identification Code ("CIC"), Members must originate all traffic via Member's own CIC. Member shall pay all charges associated with the installation of Member's CIC in all Local Exchange Carrier ("LEC") end offices.

          (2) Customer shall comply with Section 64.1100 of the FCC's Rules and Regulations, as well as other applicable law or regulation pertaining to the sale and delivery of telecommunications service(s) to Member's enduser. MCI shall not be liable to Member's enduser for any claim, liability or expense asserted by those customers in connection with Member's sale or delivery of such service(s), including the unauthorized conversion of a customer's Primary Interexchange Carrier ("PIC") designation to Member's CIC. In addition, Members shall indemnify and hold MCI harmless from any actions, claims, suits or damages arising out of Member's violation or alleged violation of any FCC or other applicable law or state regulation, and Customer shall pay all reasonable attorney fees and

                               MCI CONFIDENTIAL
               costs incurred by MCI in connection with such actions, claims, suits or damages.

          (3) Customer agrees that it or its Members will obtain and maintain any and all approvals to resell MCI Carrier Network Service hereunder from the FCC, including requirements imposed by Section 214 of the Communications Act of 1934, as amended, and state regulatory bodies.

          (4) Customer or its Members agree to sell and bill MCI Carrier Network Service under its own name, identity or mark, and Member further agrees not to reference MCI's name or marks in any context involving its furnishing of service(s) to the public except as provided herein. Member agrees to abide by the "Use of Name Guidelines" contained in Exhibit F hereto. In reselling MCI Services under this Agreement, Member will observe the highest . standard of integrity and fair dealing with members of the public. Furthermore, Member agrees to indemnify MCI for any actions, claims, suits or damages arising out of any allegation that if proved would cause Member to be in breach of this provision and Member shall also pay all reasonable attorney's fees and costs incurred by MCI due to any actions, claims, suits or damages arising out of such allegation.

          (5) Except as set forth in Paragraph 12(e) herein, Member shall have sole responsibility for interacting with its endusers in all matters pertaining to service, including the placing and handling of service orders, service installation, operation and termination, dispute handling and resolution, and billing and collection matters. MCI shall incur no obligation, nor shall it be deemed to have any obligation, to interact with Member's endusers for any reason or purpose. Member shall cooperate with MCI as necessary to address and resolve service-related issues and problems and shall impose upon its endusers an obligation to cooperate, with Member in addressing and resolving service-related issues and problems.

     (b) Without limitation, if any Member fails to abide by the requirements in Paragraphs 3(a)1, (a)3), (a)4), or any requirement in 3(a)2 excluding the unauthorized conversion of customer's PIC, MCI shall provide Member written notice, and if Member fails to cure the default in fifteen (15) days after receipt of written notice, MCI

                               MCI CONFIDENTIAL
          shall have the right to terminate the Carrier Network Services provided in this Agreement to said Member.

          If any Member fails to abide by the requirement in Paragraph 3(a)2 as it relates to the unauthorized conversion of a customer's PIC, the following shall apply:

          Upon the second (2nd) finding by a court, the FCC or state commission of an unauthorized conversion of a Member's enduser's PIC, such finding shall be regarded as a material breach of the Carrier Network Services portion of the Agreement, and MCI may terminate the Carrier Network Services, upon five (5) days' written notice to Member. In such case, MCI will provide Member up to six (6) months to convert such traffic to another vendor; provided that however, during the six
          (6) month period, upon a third (3rd) finding by a court, the FCC or state commission of an unauthorized conversion of a Member's endusers PIC, MCI may terminate the Carrier Network Services on five (5) business days written notice for such Member.

     (c) Customer agrees that MCI may use the National Leads Information System ("NLIS") or an appropriate internal MCI system to determine Working Telephone Number ("WTN") historical data regarding MCI and non-MCI PICs and Customer and its enduser understand that such systems are not error free. MCI will not be liable to Members for errors made in determining WTN in reliance on information contained in NLIS or internal MCI systems.

     (d) Customer understands and accepts that, as part of MCI's normal business policy and practices and its obligations under law, MCI will engage in extensive marketing efforts in attempt to sell its services to the public and that such efforts will result in active competition with Customer for the business of users who are Customer's customers or prospects. Accordingly, Customer further understands and accepts that such competition by MCI is in all respects fair and proper and that Customer shall not complain, nor be heard to complain, of business lost to MCI. Under no circumstance shall any inference be derived that MCI's entry into this Agreement with Customer means that MCI will restrict its efforts to compete against Customer in any way.

     (e) Customer understands and accepts that no fiduciary relationship arises by virtue of this Agreement and that, accordingly, MCI incurs none of the obligations that arise in such relationship as an incident of its

                               MCI CONFIDENTIAL
          fulfilling its obligations under this Agreement. Further, Customer understands and accepts that MCI is not an insurer of profits for Customer, nor does MCI guarantee the success of Customer's business as a result of Customer's receipt of service(s) under this Agreement.

     (f) Member agrees that if its enduser makes a call using 1OXXX access (utilizing Member's CIC), from an ANI which Member did not provide to MCI to enter into MCI's Billing and Order Entry systems, MCI will bill the call through the LEC at MCI tariffed rates, and MCI's name will appear as the service provider on the LEC invoice. Furthermore, Members agree its sales and marketing channels will only market 1OXXX access as a dialing option from ANIs that the enduser had PIC'd to the Member's CIC, in areas where the Member's CIC is pointed to MCI for termination

4.   Carrier Network Service Rates.
     ------------------------------

     (a) INTERSTATE NON-DEDICATED RATES. For interstate non-dedicated Carrier Network Service, except for international service for which Member shall pay switched to switched base rates (Option G in the Tariff, Section C3.073) subject to the discounts contained in Paragraph 4 (h), and for as long as Customer achieves the Monthly Commitment, Member will pay in addition to all installation charges, access and access-related charges, applicable surcharges, taxes and tax-related charges, the following non-distance sensitive "postalized" rate per minute as determined by Customer's overall monthly usage:


                                   Domestic Interstate Outbound

          Monthly Usage            Day Rate       Non-Day Rate
          -------------            -----------    ---------------
          Below [________]         Tariff         Tariff
          [_________]              [_____]        [_____]


                                     Domestic Interstate 800

          Monthly Usage            Day Rate       Non-Day Rate
          -------------            --------       ------------
          Below [________]         Tariff         Tariff
          [_________]              [_____]        [_____]

          For purposes of Paragraph 2 (b), "Standard MCI tariffed rates" for Carrier Network Services shall be deemed to be tariffed Option G rates. Underutilization charges in Paragraph 2(b) shall also apply.

                               MCI CONFIDENTIAL

     (b)  INTERSTATE DEDICATED RATES.

          For domestic interstate switched outbound service originating via dedicated access from Member's endusers location to an MCI point of presence, except for service terminating to Alaska, Hawaii, Puerto Rico or U.S. Virgin Islands, and for domestic interstate inbound services terminating via dedicated egress from an MCI point of presence to a Member's customer's location, except for service originating from Alaska, Hawaii, Puerto Rico, and the U.S. Virgin Islands, and for as long as Customer achieves the Monthly Commitment, Member will pay in addition to all installation charges, access and access-related charges, applicable surcharges, taxes and tax-related charges, the following non-distance sensitive postalized rate per minute as determined by Customer Monthly Usage.

                             Domestic Interstate     Domestic Interstate
          Monthly Usage      Dedicated Outbound      Dedicated Inbound
          -------------      ------------------      -----------------
          Below [________]         Tariff                  Tariff
                [_________]        [_____]                 [_____]

          For purposes of Paragraph 2 (b), "Standard MCI Tariffed Rates" for Carrier Network Services shall be deemed to be tariffed Option G rates. Underutilization charges in Paragraph 2(b) shall also apply.

     (c) INTERSTATE OUTBOUND - EXTENDED CALL COVERAGE FOR ALASKA, PUERTO RICO, THE U.S. VIRGIN ISLANDS AND HAWAII. Member will pay interstate rates at the switched to switched base rates Option G, Section C.3.0932 of the Tariff with associated maximizer discounts in Paragraph 4 (h). Member is not eligible for any other tariffed discounts on such service.

     (d) INTERSTATE 800 - EXTENDED CALL COVERAGE FOR ALASKA, PUERTO RICO, THE U.S. VIRGIN ISLANDS AND HAWAII. Member will pay interstate rates at the 800 Business Line Termination Rates Option F, Section C.3.08213 of the Tariff with associated maximizer discounts in Paragraph 4 (h). Member is not eligible for any other tariffed discounts on such service.

     (e) INTRASTATE RATES (Outbound). Member shall pay for outbound intrastate service tariffed rates for switched to switched base rates in each applicable MCI state tariff. The discounts contained in Paragraph 4(h) will be supplemented by MCI with an additional discount of [______ ____________]. The discounts will be calculated on all intrastate outbound usage less taxes and tax-related surcharges. The resulting amounts will be

                               MCI CONFIDENTIAL
          applied to Member's interstate usage only. Member is not eligible for any other tariffed discounts on such service.

     (f) INTRASTATE 800. For inbound intrastate service (800) Member will pay the 800 Business Line Termination Base Rates in each applicable MCI state tariff. MCI shall apply the maximizer discounts in Paragraph 4(h) and an additional discount of [_____] percent [___]. The discounts will be calculated on all intrastate 800 usage less taxes and tax-related surcharges. The resulting amounts will be applied to Member's interstate usage only. Member is not eligible for any other standard tariffed discounts on such service.

     (g) INTERNATIONAL 800. For inbound international service (800), Member will pay international switched to dedicated 800 rates at the Tariffed 800 Base Rates Option F, Section C.3.07314 with associated maximizer discounts in Paragraph 4 (h). Member is not eligible for any other standard tariffed discounts on such service.

     (h) MARKETING MAXIMIZER DISCOUNTS. Member will receive an additional discount on all usage of MCI Carrier Network Service less taxes and tax-related surcharges based on the number of non-MCI ANIs or WTNs (ANIs or WTNs that have not been PICed to MCI for at least the previous ninety (90) days) that Member converts to MCI. Each month MCI will calculate the overall cumulative total of non-MCI ANIs or WTNs converted to MCI and then apply a discount to Member's usage as follows:

          Cumulative Percent of             Percentage of
            Converted non-MCI              Usage Eligible
              WTNs or ANIs                  for Discount        Discount
          ---------------------            --------------       --------
          [_________]                           [___]             [___]
          [____________]                        [___]             [___]
          [____________]                        [___]             [___]
          [____________]                        [___]             [___]
          [____________]                        [___]             [___]
          [____________]                        [___]             [___]

5.   ANI Management Responsibilities.
     --------------------------------

     On or before the thirtieth (30th) day after the close of the billing cycle, MCI will provide Customer with a list of ANIs, including traffic minutes and number of calls associated with ANIs associated with Customer's Carrier Network Services Account ("MCI Active ANI List"). Within sixty (60) days after Customer's receipt of the MCI Active ANI List, Customer shall

                               MCI CONFIDENTIAL
     provide to MCI, in writing, with a report of all ANIs in the billing cycle covered by the MCI Active ANI List that were either: (1) ordered by Customer to be added by MCI to the Customer's account, but which were not added to Customer's Network Account; (2) on the MCI Active ANI list but which Customer had requested be deleted; or (3) experienced zero (0) or significantly reduced usage ("Customer ANI Report"). Customer shall provide MCI with documentation establishing the ordering, deletion and actual usage of each ANI contained in the Customer ANI Report. For any ANI not timely included by Customer in the Customer ANI Report: (1) Customer shall be liable to MCI for charges associated with said ANI; and (2) MCI shall not be liable to Customer for any costs, claims or damages resulting from failure to implement Customer's directions with respect to said ANI.

6.   Detention Facilities.
     ---------------------

     Member may not use MCI Carrier Network Services in conjunction with the provision of communications services to any detention facility, including, but not limited to, any local, state or federal prison.

7.   Additional Rates.
     -----------------

     Subject to Paragraph 2 herein, Customer shall receive the following rates during the Service Term for MCI services provided to Member at Type A Locations as defined in MCI Tariff FCC No. 1 Section A, Definition of Terms, Locations.

     Rates set forth in this Paragraph 7 do not include charges for installation, taxes, tax-related surcharges, any other applicable surcharges, charges for access and access-related charges (including, without limitation, access charges in the Tariff, which are additional). Rates are in lieu of any discounts, promotions and credits otherwise applicable pursuant to the Tariff.

     As a promotional offering to Customer for executing this Agreement on or before the date specified in Paragraph 26, MCI shall waive the monthly recurring central office connection charges and access coordination charges (subject to the condition below) for MCI's metered (usage sensitive) access circuits installed prior to the Effective Date of this Agreement and currently utilized by Member and for MCI metered access circuits installed pursuant to this Agreement. Such waiver of charges shall be in effect for the term of this Agreement, after which Member shall pay standard tariffed rates for such circuits. Access coordination charges for metered access circuits are only waived on Member-provided access circuits.

                               MCI CONFIDENTIAL

     (a)  Domestic Interstate MCI PRISM I Service.
          ----------------------------------------

          (1) Except as provided in Paragraph 7(a) (2) below, for domestic interstate switched outbound service originating via dedicated access to an MCI point of presence [except for service terminating to Alaska, Hawaii, Puerto Rico and the U.S. Virgin Islands for which Customer shall pay tariffed rates (less applicable tariffed discounts) and less an additional [______ _____________], Customer will pay a non-distance sensitive ("postalized") rate per minute of [_____].

               If a Member's monthly usage of PRISM I Service is more than [____ ____________] Off-Peak and the PRISM I Subcommitment is achieved, Member(s) shall receive the following postalized credits per minute based on the Customer's total monthly usage:

               Total Monthly Usage        Credit
               -------------------        -------
                    [_________]           [_____]

     (2) (i) As a part of the overall Monthly Commitment contained in Paragraph 2, Customer will purchase from MCI at least [____ _______________] Dollars [________] of domestic interstate MCI PRISM I Service (net of taxes and tax-related surcharges.) (hereafter PRISM I Subcommitment). The PRISM I Subcommitment shall be measured at the rates in 7(a) (1) and 7(a) (2) (i) based on [______________________] minutes in a billing month being attained. If Customer meets the PRISM I Subcommitment, and if Customer's domestic interstate MCI PRISM I Service minutes to the NPA's in this Paragraph 7(a) (2) (i) in a month exceed [__ ___________________], Customer shall receive a [_____] postalized rate per minute for domestic interstate MCI PRISM I Service terminating in the following Number Plan Area Codes (NPAS). If Customer meets the PRISM I Subcommitment and if Customer's domestic interstate MCI PRISM I Service minutes to the NPA's in this Paragraph 7(a) (2) (i) in a month is between [___________ ________________________________] and [____________________],
               Customer shall receive a [_____] postalized rate per minute for domestic interstate MCI PRISM I Service terminating in the following NPAs or such NPA that results from a NPA split or overlay to one of the following NPAs.

                               MCI CONFIDENTIAL

               State         Major City           NPA
          --------------   ---------------        ---
          California       Los Angeles            213
          California       Los Angeles            310
          California       San Francisco          415
          California       San Francisco          510
          California       Sacramento             916
          Illinois         Chicago                312
          DC               Washington             202
          Georgia          Atlanta                404
          Utah             Salt Lake City         801
          Colorado         Denver                 303
          Michigan         Detroit                313
          Michigan         Grand Rapids           616
          North Carolina   Charlotte              704
                                                  810
                                                  610
                                                  630
                                                  540
                                                  770

(2) (ii) If Customer meets the PRISM I Subcommitment, and if Customer's domestic interstate MCI PRISM I Service minutes to the NPA's in Paragraph 7(a) (2) (i) in a month is below [________________________
          ___________________], Customer shall receive a [_____] postalized rate per minute for domestic interstate MCI PRISM I Service terminating in the NPA's in Paragraph 7(a) (2) (i).

     (3) If Customer fails to meet the PRISM I Subcommitment in a month, Customer shall pay the amount billed for domestic interstate PRISM I Service and the difference between that amount and [____________ __________________________] (however, Members will continue to be billed at the rates contained in this Agreement).

     (4) Customer will pay, in addition to all applicable taxes and tax related surcharges, the postalized rate per minute of [___________________] for all MCI PRISM I Service terminating in Canada.

     (5) For Mexican International PRISM I Service traffic originating via dedicated access, Customer will pay the following postalized rate per minute for the U.S. portion and MCI tariffed rates for the Mexican portion of the Mexican PRISM I Service with an additional discount as provided below:

                               MCI CONFIDENTIAL

               U.S. Rate                  Mexico
               Per Minute                 Discount
               ----------                 --------
                 [_____]                    [__]

 (b) Domestic Interstate MCI 800 DAL Service.
     --------------------------- ------------

     (1) As part of the overall Monthly Commitment contained in Paragraph 2, Customer will purchase from MCI at least [___________________] Dollars [________] of domestic interstate MCI 800 DAL Service (net of taxes and tax-related surcharges) ("800 DAL Subcommitment"). The 800 DAL Subcommitment shall be measured at the rates in Paragraphs 7(b) (2) and 7(b) (3). Customer shall receive the rates in 7(b) (2) and 7(b) (3) below if Customer meet the 800 DAL Subcommitment. If Customer fails to meet the 800 DAL Subcommitment, Customer shall pay tariffed rates for interstate MCI 800 DAL service. However, Customer's liability under this Paragraph 7(b) (1) shall be limited to the amount of the 800 DAL Subcommitment. All charges under this Paragraph 7(b) (1) shall be billed to ACCA and to Members, and Members will continue to be billed at the rates contained in this Agreement. ACCA shall be responsible for paying all such underutilization charges.

     (2) Except as provided in Paragraph 7(b) (3) below, for domestic interstate inbound services terminating via dedicated access from an MCI point of presence, [except for service originating from Alaska, Hawaii, Puerto Rico and the U.S. Virgin Islands for which Member shall pay tariffed rates (less applicable tariffed discounts) and less an additional [_____] percent [____], Customer will pay a [_____] postalized per minute rate.

     (3) Customer shall receive a [______] postalized rate per minute for domestic interstate MCI DAL Service originating in the following Number Plan Area Codes ("NPAs") or such NPA that results from a NPA split or overlay to one of the following NPAs.

            State             Major City          NPA
         ----------           ----------          ---
         Arizona              Tucson              520
         Arizona              All Other           602
         California           Irvine              714
         California           Los Angeles         909
         California           Los Angeles         310

                                MCI CONFIDENTIAL

         California           Los Angeles         213
         California           Oakland             510
         California           Sacramento          916
         California           San Diego           619
         California           San Francisco       415
         California           San Jose            408
         California           Sherman Oaks        818
         DC                   All                 202
         Delaware             All                 302
         Iowa                 Cedar Rapids        319
         Iowa                 Des Moines          515
         Maryland             Baltimore           410
         Maryland             Rockville           301
         Missouri             St. Louis           314
         New Jersey           Newark              201
         Pennsylvania         Philadelphia        215
         Pennsylvania         Pittsburgh          412
         Virginia             Arlington           703
         Virginia             Richmond            804
         West Virginia        All                 304
         Illinois             Chicago             312
         Illinois             Chicago             708
         Indiana              Indianapolis        317
         Michigan             Detroit             313
         Ohio                 Cleveland           216
         Ohio                 Columbus            614
         Ohio                 Cincinnati          513
         Ohio                 Toledo              419
         Wisconsin            Milwaukee           414
         Alabama              All                 205
         Florida              Miami               305
         Florida              Tampa               813
         Florida              Jacksonville        904
         Georgia              Atlanta             404
         Kentucky             Louisville          502
         Louisiana            New Orleans         504
         Mississippi          All                 601
         North Carolina       Raleigh             919
         North Carolina       Charlotte           704
         South Carolina       All                 803
         Tennessee            Nashville           615
         Texas                Brownsville         210
         Texas                Dallas              214
         Texas                Houston             281
         Texas                Austin              512
         Texas                Houston             713
                                                  910
                                                  810
                                                  610
                                                  630
                                                  334

                               MCI CONFIDENTIAL

                                                  954
                                                  941
                                                  540
                                                  770

     (4) The above rates for MCI DAL Service do not include any feature charges described in the Tariff, including, but not limited to, any 800 Service Management System ("SMS") charges or RESP ORG charges, which are additional in the event that any such services are provided by MCI to Customer.

     (5) Customer will receive the maximum discount associated with VIP Plus at the three (3) year and [_____________________________________]
          annual commitment level and on MOD on all MCI 800 DAL Service usage originating in Canada.

(c)  Domestic Interstate Digital Private Line (DS-O) Service, TDS 1.5 Service,
     -------------------------------------------------------------------------
     and TDS-45 Service.
     -------------------

     (1) As part of Customer's overall Monthly Commitment, Customer agrees that during each month of the Service Term Customer's interoffice channel
          (IOC) charges for DS-O, TDS 1.5 and TDS-45 shall exceed [_____________ _______] Dollars [_________] (net of taxes and tax-related surcharges) (hereinafter "Private Line Billing Tier Threshold").
          This threshold shall be measured at the rates contained in Paragraph 7(c) (2).

          If Customer meets the Private Line Billing Tier Threshold, Customer shall pay the rates in Paragraph 7(c) (2) and if Customer fails to meet the Private Line Billing Tier Threshold, Member shall pay the rates in Paragraph 7(c) (3) below.

     (2) For domestic interstate DS-O Service, Customer will pay a IOC monthly charge per DS-O circuit mile of [___].

          For domestic interstate TDS 1.5 service, Customer will pay a IOC charge per DS-O circuit mile of [_____].

          For domestic interstate TDS-45 service, Customer will pay a IOC monthly charge per DS-O circuit mile of [____].

                               MCI CONFIDENTIAL

          In addition to the postalized rates in this Paragraph (c) (2), Customer will receive a [________________] percent [____] discount on the rates.

          In addition, Member shall receive an additional discount of [___] percent [__] on its IOC monthly charges of TDS-45 Service if Member orders and installs three (3) or more TDS-45 circuits between the same city pairs. The [__] percent [__] discount shall apply only to the TDS-45 circuits that meet the conditions in the preceding sentence.

     (3) (i) For domestic interstate DS-O, TDS 1.5 and TDS-45 Service, when the average circuit length is one hundred (100) miles or more as determined by: (1) averaging all of a Member's circuits of each circuit type; or (2) all of Customer's circuits of a circuit type if a Member's average of either circuit type is below one hundred
               (100) miles, Member may elect to pay, in addition to all applicable federal, state and local taxes and surcharges, the following IOC monthly charge per circuit:

           Total       Monthly charge  Monthly charge   Monthly Charge
          Monthly       for DS-O Per   for TDS 1.5 Per  for TDS-45 Per
           Usage        Circuit Mile    Circuit Mile     Circuit Mile
     ----------------  --------------  ---------------  --------------
     [____________]        [____]           [____]          [____]
     [________]            [____]           [_____]         [_____]

         (ii)  If the above circuit miles as determined in Paragraph 7(c) (3)
               (i) above, fall below one hundred (100), Member shall pay the greater of the rates contained above or [_________] Dollars [______] per DS-O circuit, [____________________] Dollars [____]
               per TDS 1.5 circuit and [_________________________] Dollars
               [______] per TDS-45 circuit.

        (iii) For circuits installed under this Agreement, in lieu of the rates determined in 7(c) (3) (i) and 7(c) (3) (ii), a Member may elect to pay for domestic interstate TDS 1.5 Service, by paying the greater of: (i) Member's actual usage of domestic interstate TDS
               1.5 Service at the rate in the Schedules above in Paragraph 7(c)
               (3) (i) plus a [_] percent [___] surcharge; or (ii) [__________
               _____________________] per circuit. For domestic interstate TDS-45 Service, Member may elect to pay MCI on a monthly basis the greater of: (i) Member's

                               MCI CONFIDENTIAL
               actual usage of TDS-45 Service at the rate in the Schedules above in Paragraph 7(c) (3) (i) plus a [_] percent [___] surcharge; or
               (ii) [______________________________] Dollars [______] per
               circuit. Circuits which are priced at Customer's election under this Paragraph shall not be considered in the circuit average calculation in Paragraph 7(c) (3) (i) and 7(c) (3) (ii) above.

               *Members may elect the rate treatment of their MCI Private Lines contained in Paragraphs 7(c) (3) (i) and 7(c) (3) (iii) only once during the Service Term.

         (iv) If Customer's total MCI Private Line Usage exceeds [__________ _________________] Dollars [________] in a month, but is less than [__________________] Dollars [________] in a month, all MCI
               Private Line rates will be reduced by [________________] percent [____] for that month.

          (v) Customer's monthly usage of DS-O Service may not exceed [_____] percent [___] of Customer's total monthly usage of domestic MCI Private Line Services. In the event Customer's monthly usage of DS-O Service exceeds [____] percent [___] of Customer's total monthly usage of domestic MCI Private Lines Services, Customer shall pay [___] Cents [______] per circuit mile for its usage in excess of [____] percent [___] of MCI Private Line Services.


     (4) The following provisions shall apply for DS-O, TDS 1.5 and TDS-45 service:

          (i) The rates for domestic interstate DS-O, TDS 1.5 and TDS-45 Service provided herein are in lieu of any rates, charges and discounts available from MCI for the IOC portion of such service including, without limitation, the Network Pricing Plan(s) specified in the Tariff.

         (ii) The pricing for domestic interstate DS-O, TDS 1.5 and TDS-45 Service shall only apply to circuits having [_] or more domestic interstate traffic.

                               MCI CONFIDENTIAL

        (iii) Rates for domestic interstate DS-O, TDS 1.5 and TDS-45 Services are based on a least mileage routing and the mileage per route is determined by using the airline mileage between the two applicable MCI Dedicated Leased Line cities in accordance with the calculation as set forth in Section C-11, Table I, Part A of the Tariff. The domestic interstate DS-O, TDS 1.5, and TDS-45 services in this Agreement shall apply to circuits currently installed and where MCI has received and accepted a firm order on or before July 31, 1995. For circuits where MCI has not received and accepted a firm order on or before July 31, 1995, if MCI leases all or a portion of the DS-O, TDS 1.5, or TDS-45 facilities, MCI may elect to provide a rate different than the rates in this Agreement. Customer may purchase the DS-O, TDS 1.5, or. TDS-45 service from another vendor if MCI offers a rate different than the rates in this Agreement

         (iv) MCI shall waive the M13 multiplex charges as the charges are described in the Tariff.

          (v) MCI shall waive the Echo control charges as the charges are described in the Tariff.

         (vi) MCI agrees to waive the Access Coordination (AC) charges and monthly recurring Central Office Connection charges contained in the Tariff for MCI network circuits on Customer provided access.

        (vii) The Rates for Domestic interstate DS-O, TDS 1.5 and TDS-45 circuits shall also apply to the Domestic portion of cross border circuits to Canada.

(d)  Domestic Interstate Directorv Assistance.
     -----------------------------------------

     For domestic interstate Directory Assistance, Customer will pay, in addition to all applicable federal, state and local taxes and surcharges, [___] per call for calls to the following NPAs (or such NPA that results from a NPA split or overlay to one of the following NPAs) so long as Customer's Monthly Usage exceeds [______________________________] Dollars [__________].

                               MCI CONFIDENTIAL

                                        Area                                       Area
      State                             Code                 State                 Code
 ---------------                        ----              -----------              ----
     Alabama                            205               Nevada                   702
     Connecticut                        203               New Hampshire            603
     Georgia                            912               New York                 518
                                        706                                        212
                                        404                                        718
     Illinois                           217                                        716
                                        312                                        607
                                        618                                        516
                                        708                                        914
                                        815                                        315
     Indiana                            812               North Carolina           704
                                        219                                        919
                                        317                                        910
     Kentucky                           606               Ohio                     216
                                        502                                        513
     Louisiana                          504                                        614
                                        318                                        419
     Maine                              207               Rhode Island             401
     Massachusetts                      617               South Carolina           803
                                        413               Tennessee                615
                                        508                                        901
     Michigan                           313               Vermont                  802
                                        616               Wisconsin                608
                                        906                                        715
                                        517                                        414
     Mississippi                        601                                        ---
                                                                                   810
                                                                                   630
                                                                                   334
                                                                                   770

     If Customer's Monthly Usage fails to exceed [_____________________________ ____________________________], for domestic interstate Directory Assistance, Customer will pay, in addition to all federal, state and local taxes and surcharges, [_______] Cents [_____] per call for calls to the above NPAs.

     For domestic interstate Directory Assistance, Customer shall pay, in addition to all federal, state and local taxes and surcharges, [_________] Cents [_____] per call for calls that are not to the above NPAs.

(e)  MCI Carrier Operator Services.
     ------------------------------

     Customer shall receive the rates, service terms and conditions for MCI Carrier Operator Services as set forth in Exhibit B to this Agreement.

                              MCI CONFIDENTIAL

(f)  MCI Feature Card
     ----------------

     Customer shall receive the rates in Exhibit C for MCI Feature Card.

 (g) Wholesale Debit Card.
     ---------------------

     (1) Each Member shall be entitled to utilize MCI for the debit card platform and transport of Customer's domestic interstate and international termination debit card traffic.

          Each Member shall pay a rate per unit as indicated in the schedule below based on the number of debit card units purchased in the individual Member's order. Debit Card Units is defined in MCI Tariff F.C.C. No. 1. The rate per unit includes access to the MCI debit card platform, transport, order entry and debit card activation.

           Units in Member's Order                 Rate per Unit
          -----------------------------           --------------
                    [_________________]               [______]
          [___________________________]               [______]
          [___________________________]               [______]
          [___________________________]               [______]
          [______________]                            [______]

     (2) Debit card units will only be reduced by the Debit Card Units utilized by completed calls (calls that are answered at the ultimate destination).

     (3) The number of Debit Card Units per minute for a domestic and international call shall be provided in MCI Tariff F.C.C. No. 1.

     (4) In addition to the above rates, Member shall pay an additional [__ ______] Dollar [____] charge for each customized script identifying Member to its end-users.

     (5) Member shall be solely responsible for all card fulfillment, Member service and any operator services.

     (6)  Member shall not include MCI's name or logo on any Member debit card.

                               MCI CONFIDENTIAL

(h)  Switched 56Kbps Service.
     ------------------------

     For switched 56Kbps Service (currently Option H, MCI PRISM I, Section C-
     3.1036 in MCI Tariff F.C.C. No. 1), [except for service terminating to Alaska, Hawaii, Puerto Rico and the U.S. Virgin Islands for which Customer shall pay tariffed rates less applicable Tariffed discounts (and less an additional [_____] percent [___] discount), Customer will pay a [________] non-distance sensitive postalized rate per minute. The [_____] percent [___] discount and [_____] rate referenced above apply only to switched 56Kbps Service minutes that are less than [____] percent [___] of Customer's total monthly MCI PRISM I service minutes. All switched 56Kbps service minutes that exceed [____] percent [___] of Customer's total monthly MCI PRISM I Service minutes shall be rated at standard tariffed rates and neither the [_____] percent [___] nor [_____] rate shall apply.

(i) Customer shall receive the rates for international PRISM I and international 800 service in Exhibit E.

(j)  Domestic Interstate Virtual DS-3.
     ---------------------------------

     Conditions:

     (1) MCI's Business Development Department authorizes in writing the application of this Paragraph 7(j).

     (2) Member shall submit in writing a request for TDS-45 service that is rejected by MCI's Operations Department on MCI Mail due to capacity limitations.

     (3) MCI's Operations Department must commit via MCI Mail that TDS-45 capacity shall be available for the Member within twelve (12) months after the TDS-45 service was rejected pursuant to item (2) above.

     (4)  The pricing in this Paragraph 7(j) applies for no more than twelve
          (12) months. At the end of twelve (12) months, Member shall order MCI TDS-45 service or the TDS 1.5 rates shall apply.

     (5) Member shall install no more than [________________] TDS 1.5 circuits. Such TDS 1.5 circuits shall be ordered and installed between the same city pairs.

     (6) The domestic interstate DS-O, TDS 1.5, and TDS-45 services in this Agreement shall apply to circuits currently installed and where MCI has received and

                               MCI CONFIDENTIAL
          accepted a firm order on or before July 31, 1995. For circuits where MCI has not received and accepted a firm order on or before July 31, 1995, if MCI leases all or a portion of the DS-O, TDS 1.5, or TDS-45 facilities, MCI may elect to provide a rate different than the rates in this Agreement. Customer may purchase the DS-O, TDS 1.5, or TDS-45 service from another vendor if MCI offers a rate different than the rates in this Agreement.

     If Customer meets each of the above conditions, for domestic interstate TDS
     1.5 service, Customer shall pay [______] per TDS-45 mile associated with TDS-45 service.

(k)  Remote Origination Service.
     ---------------------------

     (1) Member(s) may originate a limited amount of domestic interstate switched outbound traffic over MCI's network via MCI PRISM Plus Service in areas in which Members do not have a Point of Presence ("Remote Origination Service"); provided that Member(s) qualifies as set forth herein.

     (2) To qualify, Members must hold resale common carrier certificates, to the extent required by law, in the states in which such service is to be provided. All sales/marketing, customer service and billing associated with the provision of such service to third parties must be provided under Member's name.

     (3) For Remote Origination Service, Members will pay, in addition to all applicable taxes and tax-related surcharges,the postalized rate per minute as follows:

          Total Monthly Usage        Rate
          -------------------        ----
          [___________]              [______]
          [__________]               [____]

          *(Subject to the limitation contained in Paragraph 2(b) herein.)

     (4) Location B fees do not apply to Remote Origination Service, except as provided in subparagraph 5, immediately below.

     (5) Member's monthly usage of Remote Origination Service in minutes may not exceed [_____]percent [___] of Customer's total monthly usage of domestic interstate PRISM I Service in minutes. In the

                               MCI CONFIDENTIAL
          event   Customer's   monthly   usage   of   Remote Origination
          Services in minutes exceeds [____] percent [___] of Customer's total monthly usage of domestic interstate PRISM I Service in minutes, Customer shall pay MCI PRISM Plus tariffed rates including, without limitation, Location B fees, for its usage in excess of [____] percent [___] of Remote Origination Service.


(1)  Additional Credit/PRISM I.
     --------------------------

     Each month during the service term, MCI will apply an additional credit to Member's domestic interstate MCI PRISM I service monthly usage charges (exclusive of taxes, surcharges and pass-through access/egress (or related) charges.) The credit will be in an amount equal to the total of the applicable discount percentage in the schedule below times Member's domestic intrastate MCI PRISM I monthly usage charges (exclusive of taxes, surcharges and pass-through access/egress (or related) charges) at standard tariffed rates after application of applicable tariffed discounts for the corresponding state.

                                 Discount Percentage
                              -------------------------
     State                     Day       Eve      Night
     -----                    -----     -----     -----
     Alabama                  [___]     [___]     [___]
     Arkansas                 [___]     [___]     [___]
     Arizona                  [___]     [___]     [___]
     California range 1       [___]     [___]     [___]
     California range 2       [___]     [___]     [___]
     California range 3       [___]     [___]     [___]
     Colorado                 [___]     [___]     [___]
     Connecticut              [___]     [___]     [___]
     Delaware                 [___]     [___]     [___]
     Florida                  [___]     [___]     [___]
     Georgia                  [___]     [___]     [___]
     Iowa                     [___]     [___]     [___]
     Idaho                    [___]     [___]     [___]
     Illinois                 [___]     [___]     [___]
     Indiana                  [___]     [___]     [___]
     Kansas                   [___]     [___]     [___]
     Kentucky                 [___]     [___]     [___]
     Louisiana                [___]     [___]     [___]
     Massachusetts            [___]     [___]     [___]
     Maryland                 [___]     [___]     [___]
     Maine                    [___]     [___]     [___]
     Michigan                 [___]     [___]     [___]
     Minnesota                [___]     [___]     [___]

                               MCI CONFIDENTIAL

    Missouri                  [___]     [___]     [___]
    Mississippi               [___]     [___]     [___]
    Montana                   [___]     [___]     [___]
    North Carolina            [___]     [___]     [___]
    North Dakota              [___]     [___]     [___]
    Nebraska                  [___]     [___]     [___]
    New Hampshire             [___]     [___]     [___]
    New Jersey                [___]     [___]     [___]
    New Mexico                [___]     [___]     [___]
    Nevada                    [___]     [___]     [___]
    New York                  [___]     [___]     [___]
    Ohio                      [___]     [___]     [___]
    Oklahoma                  [___]     [___]     [___]
    Oregon                    [___]     [___]     [___]
    Pennsylvania              [___]     [___]     [___]
    Rhode Island              [___]     [___]     [___]
    South Carolina            [___]     [___]     [___]
    South Dakota              [___]     [___]     [___]
    Tennessee                 [___]     [___]     [___]
    Texas                     [___]     [___]     [___]
    Utah                      [___]     [___]     [___]
    Virginia                  [___]     [___]     [___]
    Vermont                   [___]     [___]     [___]
    Washington                [___]     [___]     [___]
    Wisconsin                 [___]     [___]     [___]
    West Virginia             [___]     [___]     [___]
    Wyoming                   [___]     [___]     [___]

     The credit in any month shall not exceed Member's domestic interstate MCI PRISM I Service monthly usage charges (exclusive of taxes, surcharges and pass-through access/egress (or related) charges) and may not be carried forward to any subsequent month.

(m)  Additional Credit/800 DAL Service.
     ----------------------------------

     Each month during the service term, MCI will apply an additional credit to Member's domestic interstate MCI 800 DAL Service monthly usage charges (exclusive of taxes, surcharges, and pass-through access/egress (or related) charges.) The credit will be in an amount equal to the total of the applicable discount percentage in the schedule below times Member's domestic intrastate MCI 800 DAL usage charges (exclusive of taxes, surcharges and pass-through access/egress (or related) charges) at standard tariffed rates after application of applicable tariffed discounts for the corresponding state.

                               MCI CONFIDENTIAL



                                 Discount Percentage
                              ------------------------
     State                     Day       Eve      Night
     -----                    -----     -----     -----
     California range 1       [____]    [____]    [____]
     California range 2       [____]    [____]    [____]
     California range 3       [____]    [____]    [____]
     Georgia                  [____]    [____]    [____]
     Indiana                  [____]    [____]    [____]
     Maryland                 [____]    [____]    [____]
     Massachusetts            [____]    [____]    [____]
     Michigan                 [____]    [____]    [____]
     Mississippi              [____]    [____]    [____]
     New Jersey               [____]    [____]    [____]
     Oregon                   [____]    [____]    [____]
     Virginia                 [____]    [____]    [____]
     Washington               [____]    [____]    [____]
     Wisconsin                [____]    [____]    [____]
     Alabama                  [____]    [____]    [____]
     Florida                  [____]    [____]    [____]
     Iowa                     [____]    [____]    [____]
     Louisiana                [____]    [____]    [____]
     Nebraska                 [____]    [____]    [____]
     New York                 [____]    [____]    [____]
     North Carolina           [____]    [____]    [____]
     Pennsylvania             [____]    [____]    [____]
     Utah                     [____]    [____]    [____]
     West Virginia            [____]    [____]    [____]
     Arizona                  [____]    [____]    [____]
     Connecticut              [____]    [____]    [____]
     Delaware                 [____]    [____]    [____]
     Minnesota                [____]    [____]    [____]
     New Hampshire            [____]    [____]    [____]
     North Dakota             [____]    [____]    [____]
     South Carolina           [____]    [____]    [____]
     South Dakota             [____]    [____]    [____]
     Tennessee                [____]    [____]    [____]
     Montana                  [____]    [____]    [____]
     Oklahoma                 [____]    [____]    [____]
     Idaho                    [____]    [____]    [____]
     New Mexico               [____]    [____]    [____]
     Vermont                  [____]    [____]    [____]
     Arkansas                 [____]    [____]    [____]
     Colorado                 [____]    [____]    [____]
     Illinois                 [____]    [____]    [____]
     Kansas                   [____]    [____]    [____]
     Kentucky                 [____]    [____]    [____]
     Maine                    [____]    [____]    [____]
     Missouri                 [____]    [____]    [____]
     Nevada                   [____]    [____]    [____]
     Ohio                     [____]    [____]    [____]

                               MCI CONFIDENTIAL

     Rhode Island             [____]    [____]    [____]
     Texas                    [____]    [____]    [____]
     Wyoming                  [____]    [____]    [____]

     The credit in any month shall not exceed Member's domestic interstate MCI 800 DAL service monthly usage charges (exclusive of taxes, surcharges and pass-through access/egress (or related) charges) and may not be carried forward to any subsequent month.

(n)  networkMCI Conferencing.
     ------------------------

     (1) For the methods of domestic interstate networkMCI Conferencing ("Conferencing") specified below, Customer shall pay (in addition to all applicable taxes and tax-related surcharges), the following postalized per minute rates per bridge port used, with rounding to the next higher full minute. The per minute rates shall include Tariff set-up fees. Such rates for domestic interstate Conferencing are in lieu of Tariff rates described in Section C.17211 and C.1741, and also
          in lieu of any volume discounts.   All other fees and charges for the
          service shall be at Tariff rates.

     (2) For Local Meet Me Service, Customer shall pay (in addition to all applicable taxes and tax-related surcharges) the postalized rate of [___] per minute per bridge port used, with rounding to the next higher full minute.

     (3) For Dial-Out Service and all Meet Me Services, other than Unattended Meet Me Service, Customer shall pay (in addition to all applicable taxes and tax-related surcharges), the following postalized per minute rates per bridge port used, with rounding to the next higher full minute.


          Total Monthly Net                            Rate Per
          Conferencing Usage                           Minute
          ------------------                           ------
          [________________]                           [_____]
          [________________]                           [_____]
          [________________]                           [_____]
          [________________]                           [_____]
          [________________]                           [_____]
               [___________]                           [_____]

     (4) For Unattended Meet Me Service, Customer shall pay (in addition to all applicable taxes and tax-related surcharges), the following postalized per

                               MCI CONFIDENTIAL
          minute rates per bridge port used, with rounding to the next higher full minute.


          Total Monthly Net                            Rate Per
          Conferencing Usage                           Minute
          ------------------                           ------
          [________________]                           [_____]
          [________________]                           [_____]
          [________________]                           [_____]
          [________________]                           [_____]
          [________________]                           [_____]
               [___________]                           [_____]

     (5) Member shall be solely responsible for providing and maintaining customer service for the End Users of the Conferencing service. Member shall provide an 800 number terminating to the Member's facility for customer service and an 800 number terminating to MCI's Conference Center for reservations only. MCI will not provide bill-back services to the Member's End Users. MCI will provide customized branding for only Reservations called into the designated 800 number. MCI will offer only generic branding for incoming conference calls.

(o)  MCI VIP, VIP Plus, MCI 800 MOD. and MCI CAS and MCI CAS PLUS Service.
     ---------------------------------------------------------------------

     (1) For MCI International PRISM I Service, excluding MCI International Service terminating in Canada or Mexico, and for MCI Services other than those for which a postalized rate is provided herein:

          (a) Customer or its Members are entitled to enroll for the discounts associated with the thirty-six (36) month term commitment under the MCI PRISM I Service Value Insurance Plan ("VIP") or the MCI 800 Service VIP Plus subject to the terms and conditions set forth in the Tariff for such plan except as modified by this Agreement. In the event Customer or its Member terminates service prior to the end of the Service Term set forth in this Agreement, Customer or its Member (whichever is applicable) will be billed any applicable Tariffed early termination charges associated with the plan in which Customer or its Member (whichever is applicable) has enrolled. MCI agrees to waive tariffed termination liability under the VIP or VIP Plus if Customer or its Member's (whichever is applicable) termination

                               MCI CONFIDENTIAL
                    occurs after twenty-four (24) months. Customer or its Member's termination liability hereunder is in addition to Customer or its Member's termination liability provided for in Paragraph 17 of this Agreement.

               (b) Customer or its Members are entitled to subscribe to and receive the discounts associated with MCI Corporate Account Service ("CAS") and CAS Plus plans subject to the terms and conditions set forth in the Tariff for such service except as modified by this Agreement. For MCI International PRISM I Service (excluding MCI International PRISM I Service Terminating in Canada and Mexico, and any other countries for which CAS Plus discounts are not provided pursuant to the Tariff), CAS Plus discounts will be applied to all time periods.

               (c) Customer or its Members are entitled to subscribe to and receive the discounts associated with MCI 800 Service Multi-Option Discount ("800 MOD") subject to the terms and conditions set forth in the Tariff for such service except as modified by this Agreement.

          (2) In the event the amount of the domestic discount provided under VIP, VIP Plus, CAS, CAS Plus and/or 800 MOD is greater than the charges for Customer or its Member's usage of domestic interstate MCI Services after application of any of the discounts earned under this Agreement, the difference will not be credited to Customer or its Members or carried forward.

          (3) Member is not entitled to enroll in any other tariffed discount plans other than the MCI Network Pricing Plan ("NPP") and those contained in this Paragraph 3 (o).

8.   Discount.
     --------

     Customer shall be entitled to the discounts in the following schedule based on total MCI domestic and international Monthly Usage. The discount percentage in the schedule shall be applied to Customer's net usage charges for the services provided in this Agreement, exclusive of MCI PRISM I service that receive NPA rates, switched 56Kbps, and Directory Assistance service that receive NPA rates.

                               MCI CONFIDENTIAL

               Monthly Usage                      Discount
     -------------------------------              --------
                    [_____________]                  [__]
     [____________________________]                  [__]
     [____________________________]                  [__]
     [____________________________]                  [__]
     [______________]                                [__]

9.   Overlapping Discounts.
     ----------------------

     The discounts provided under this Agreement are in lieu of any other tariffed discounts other than those specified in this Agreement. If during the service term MCI shall amend the Tariff to provide a discount on combined usage that is similar in nature although not necessarily similar in amount to that provided for in this Agreement, Customer may elect either to receive the benefit of such discount or continue to receive the discount provided hereunder, but shall not be entitled to receive the benefit of both discounts.

10.  Credits.
     --------

     (a) Customer shall be entitled to two (2) credits to be calculated and applied as follows:

          For the first credit, Customer's actual monthly usage billing (exclusive of usage in Paragraph 7(h), switched 56Kbps service) during September, October and November 1995 shall be added together and divided by three (3) . The credit amount shall be applied to the January, 1996 invoice and the credit shall not exceed [_________] Dollars [__________]. When referenced above, actual monthly usage billing shall exclude MCI services where no rates are listed in this Agreement for the MCI service and where Members pay standard tariffed rates after application of tariffed discounts.

     (b) For the second credit, Customer's actual monthly usage billing (exclusive of usage in Paragraph 7 (h), switched 56Kbps service) during August, September, October and November 1996 shall be added together and divided by four (4). The credit amount shall be applied to the December 1996 invoice and shall not exceed [_________] Dollars [__________]; provided that however, if the Agreement continues in effect for at least twenty (20) months the credit amount limit shall be [___________] Dollars [__________] and the additional credit amount above [_________] Dollars [__________] shall be applied in the twenty-first (21st) month. When referenced above, actual monthly usage billing shall exclude MCI services where no rates are listed in this Agreement for the MCI service

                               MCI CONFIDENTIAL
          and where Members pay standard tariffed rates after application of tariffed discounts.

     (c) If Customer submits in writing to MCI before the conclusion of the seventeenth (17th) month that Customer will not terminate the Agreement until after the twenty-first (21st) month, and if Customer's total actual monthly usage billing exceeds [_____________] Dollars [___________], the credit limit in Paragraph 10(a) will be increased to [___________] Dollars [__________] from [_________] Dollars
          [__________], and the credit limit in Paragraph 10(b) shall be increased to [___________] Dollars [__________].

     (d) The credits shall be applied to Customer's net domestic interstate usage charges (exclusive of applicable taxes, surcharges, and pass-through access/egress charges) for MCI services hereunder.

     (e) To determine if Customer has met the [__________________] Dollar [____________] amount in Paragraph 15(b), Customer's usage (exclusive of usage in Paragraph 7(h)) shall be calculated after deduction of the credits provided above.

11.  Security.
     ---------

     Customer shall, as a condition precedent to receipt of MCI Services hereunder, provide within ten (10) days of executing this Agreement an Irrevocable Letter of Credit in a form acceptable to MCI in an amount equal to [___________________] Dollars [________]. This Letter of Credit shall not exceed [___________________] Dollars [________] except if the payment terms in Section 12 are not met or if the financial conditions of Customer or any of its Members materially changes. If the Letter of Credit is not received by MCI within sixty (60) days of the date of execution of this Agreement by the parties, Customer shall pay to MCI [_____________] percent [____] of Customer's total net invoice for each month (or a pro rata portion for a partial month) that the Letter of Credit is delinquent. The letter of credit shall be attached hereto and incorporated by reference. Customer shall continuously renew the letter of credit as necessary to keep it in effect during the service term. Customer shall continuously revise this letter of credit so that it is equal to one (1) week average billing for all Members over the previous two (2) months. Nothing contained herein shall limit or be interpreted to limit MCI's right, as provided for in Section B-7.04 of MCI Tariff F.C.C. No. 1, to require, in MCI's sole discretion, alternative or additional security from Customer, and Customer's failure or refusal to provide such alternative or

                               MCI CONFIDENTIAL
     additional security upon MCI's reasonable request therefor may result in the cancellation of this Agreement and Customer's service for cause pursuant to Section B-11.01 of the Tariff. Any requirement for additional surety shall be based upon a review of Customer's payment history under the terms of this Agreement and upon a reasonable evaluation of Customer's financial condition. The security arrangements provided for hereunder shall survive the expiration of the service term, as defined herein, and shall remain in effect so long as Customer remains a user of MCI service(s).


12.  Payment.
     --------

     (a) MCI shall invoice each Member separately. Each Member of ACCA shall prepay to MCI an estimated monthly payment by wire transfer by the first (1st) day of each month beginning in the first (1st) month after the execution date hereof, in the amount of the previous month's invoice. For example, January's usage shall be paid on January 1 based on the previous month's invoice. Members who are not current MCI Customers shall pay as follows:

          o For their first month, fifty percent (50%) of their estimated invoice, such estimated invoice amount to be mutually agreed by MCI and new Member, shall be prepaid (i.e., January's prepayment shall be paid on January 1).

          o For their second (2nd) month and continuing thereafter, the new Member shall prepay based on one hundred percent (100%) of the prior month's invoice less any disputed amounts agreed upon in writing by MCI. MCI will not unreasonably withhold such agreement.

          Within ten (10) days of the date of MCI's invoice, MCI and Customer will reconcile the prepayment with the MCI invoice amount for such month. MCI shall credit any prepayment amount in excess of the MCI invoice amount for such month on the next available invoice. Immediately after reconciliation, Customer shall pay MCI any amount the prepayment was less than the MCI invoice amount for such month.

     (b) If Customer has met its Monthly Commitment during a month, and if a Member pays for the month's services in advance by the first (1st) of that month, then such Member shall receive an additional [___________ ___] percent [____] discount during such month as identified below in
          (c). If a Member fails to prepay as required in

                               MCI CONFIDENTIAL

          12 (a) above and if payment is not received by the seventh (7th) day of that month, then the Member shall not be entitled to the [_______ _______] percent [____] discount and shall pay [___________________]
          percent [____] interest per month on all amounts in arrears.

          In the event that an ACCA Member fails to prepay as required, MCI shall notify ACCA in writing at an address provided by ACCA and ACCA shall by the eighth (8th) day of that month either: 1) allow MCI to draw from the LOC the sums necessary to make one quarter (1/4) of the prepayment that is in arrears, or 2) pay the prepayment directly to MCI. If the prepayment is made through the LOC or by ACCA, MCI may, at its discretion, immediately remove the Member as a party to and beneficiary of this Agreement and/or terminate all MCI Service to such Member. Upon such removal as a Member and/or termination of services, the Member shall be charged Tariff rates for all services received after such removal or termination and the collection of amounts due and owing will be per tariff. ACCA shall have no further responsibility for any payments for any Member in default of its obligations contained in Paragraphs 12 (a) and 12 (b). If such removed or terminated Member qualifies under MCI's surety requirements, MCI may offer such Member MCI's then current "carrier program" pricing at the term and volume commitment levels agreed upon.

     (c) The additional discount in 12(b) above shall be applied only after application of all other discounts and credits that Customer may be entitled to under MCI's tariffs and this Agreement. The amount of the discount shall be calculated by determining [______________] percent [____] of that Member's monthly recurring and usage charges for MCI services in this Agreement. The discount amount shall be applied as a credit to such Member's interstate monthly recurring and usage charges.

     (d) The termination of any Member pursuant to paragraph (b) above shall not affect Customer's Monthly Commitment.

     (e) In the event Customer fails to pay MCI invoiced amounts as required and MCI notifies Member that Member's endusers service will be terminated for non-payment, Member agrees to notify, jointly with MCI, the Member's endusers of the potential disruption of service, by the mailing of a letter, signed by Member, to each enduser, containing the following language. The mailing of a letter applies only where: i) the enduser is still Member's enduser and MCI is the underlying carrier;
          ii)
                               MCI CONFIDENTIAL

          Member is reselling to enduser the MCI Carrier Network Services in Paragraph 4 of this Agreement.

               Dear Member Enduser:

               Member's provision of long distance service to you and our other customers will terminate within two (2) weeks of the date of this Letter. This letter is being sent to you as a courtesy so that you can make the necessary arrangements so that you do not experience a disruption of your communications services. You have a choice of long distance carriers. If you have any questions, please contact Member (representative and telephone number) or your local telephone company.

               Sincerely,

               Member

          Notwithstanding notice of termination, the Customer further agrees that it will remain responsible for all charges incurred during the period following transmission of the above-referenced notification and prior to the actual termination of the service by MCI.

13.  Dispute Resolution.
     -------------------

     (a) Except as otherwise provided herein, any claims arising out of or related to this Agreement, shall be made within one hundred and twenty
          (120) days of their occurrence. If such claims cannot be resolved by negotiation, they shall be settled by binding arbitration in accordance with the rules contained in MCI Tariff FCC No. 1 ("Arbitration Rules") . Neither party may seek injunctive relief of any kind prior to the confirmation of an arbitration award, except that MCI may seek injunctive relief against Customer for violation of Paragraphs 3(a)2), 3) and 4), herein. Any claims made after one hundred and twenty (120) days of the occurrence giving rise to such claims shall be barred.

     (b) Independent of Customer's payment obligation set forth in Paragraph 12, immediately above, Customer shall make a separate claim in writing, with adequate support, for any service interruption credit to which Customer believes itself entitled, and MCI and Customer will promptly address and attempt to resolve the claim. In the event the parties are unable to resolve any claim within two (2) weeks of the date it is received by MCI (or a longer

                               MCI CONFIDENTIAL
                                    - 32 -
          period if mutually agreed upon in writing by the parties), the parties will:

          (1) Consent to mandatory arbitration of all disputes amounting to [_______]Dollars [_______] or more. Such arbitration will be governed by the Commercial Arbitration Rules of the American Arbitration Association, 1739 Rhode Island Avenue, N.W., Suite 509, Washington, D.C. 20036 ("AAA"), as amended by this Agreement.

          (2) In the event of a dispute that Customer and MCI cannot resolve, either MCI or Customer may notify AAA at the above address of the dispute and provide a copy of this Agreement. MCI will provide AAA a copy of the Tariff in effect at the time of the dispute.

          (3) The party who first gives notice of the dispute shall deposit with AAA the administrative fee required by its rules, and a further [_______________________] Dollars [______] to secure the payment of expenses and fees of the arbitrator. The party who first gives notice shall send a copy of the notice to the other party, who shall promptly deposit [_________________________] Dollars [______] to secure its half of the arbitrator's fees and expenses.

          (4) Customer acknowledges that it may not withhold any sums invoiced unless MCI agrees to the withholding of disputed sums in writing. Customer must pay invoiced sums and then may seek a refund in arbitration, in which event MCI will take all reasonable steps to expedite the arbitration process.

          (5) The arbitrator will be selected under AAA rules from among a panel of seven (7) telecommunications attorneys, retired FCC employees, and law professors, all of whom shall be neutral arbitrators under AAA rules. MCI shall provide the list of seven
               (7) arbitrators to AAA by July, 1992 and shall update the list semiannually. AAA shall select the arbitrator to hear the dispute from among the seven (7) Members of the panel.

          (6) Within twenty (20) days of receipt of notice of the dispute, the other party shall submit a written response to AAA, which shall forward the notice and the response to the arbitrator. Within ten
               (10)

                               MCI CONFIDENTIAL
                                    - 33 -
               days of receipt of the notice and the response, the arbitrator will set the time and place for the hearing.

          (7) Customer and MCI expressly recognize that the arbitrator's authority is limited to resolution of disputes under this Agreement, MCI Tariff FCC No. 1, and any other Documents signed by both parties. The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final. In no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages.

14.  Termination for Insolvency.
     ---------------------------

     In the event Customer or any member becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, MCI may, by giving written notice thereof to Customer or any member, terminate this Agreement in whole or in part, with respect to such Member(s), as of a date specified in such notice of termination.

15.  Term.
     ----

     (a) The Service Term shall begin on August 1, 1995 ("Effective Date") and will continue for a period of twenty four (24) months therefrom. Nothing contained herein, however, shall modify or be deemed to modify MCI's right to terminate this Agreement either as provided herein, or as authorized in Section B-11.01 of the Tariff, immediately upon notice to Customer if Customer fails or refuses to provide alternative or additional security requested pursuant to Section B-7.04 of the Tariff, or to terminate provision of service for any other cause as provided for in Section B-11.01 of the Tariff or as otherwise provided for in this Agreement.

     (b) Customer may terminate this Agreement before the expiration of the twenty-four (24) months without liability for the termination liability if Customer meets the following two (2) conditions:

          1. The total of Customer's Monthly Usage exceeds [____________ ______] Dollars [___________].

                               MCI CONFIDENTIAL

          2.   At least seventeen (17) months of the Service Term have expired.

16.  Expiration of Term.
     -------------------

     Upon expiration of the Service Term, Customer shall be fully subject to all the terms and conditions, including standard tariffed rates, set forth in the Tariff for MCI service(s) received by Customer after such expiration.

17.  Termination Liability.
     ----------------------

     If Customer terminates this Agreement during the initial service term or MCI terminates this Agreement during such service term for Customer's material breach, Customer will pay MCI within thirty (30) days of the effective date of such termination an amount equal to [______]percent [___] of the difference between Customer's remaining actual Monthly Usage hereunder and Customer's Monthly Commitment, or a pro rata portion thereof for any partial month, for each month remaining in the initial service term after termination. In addition to the above liability for early termination, Customer shall pay the termination liability for early termination of all tariffed discount plans in which the Customer has enrolled. ACCA shall be billed for all termination charges.

18.  Nondisclosure.
     -------------

     Customer nor Members shall disclose to any third party during the service term, or during the three (3) year period thereafter, any of the terms and conditions set forth in this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any proceeding establishing rights and obligations under this Agreement. MCI reserves the right to terminate this Agreement for the Member(s) involved in the disclosure immediately upon delivering written notice to Customer and Member of any unpermitted third party disclosure hereunder.

19.  Letter of Agency.
     ----------------

     Member(s) shall appoint MCI as its agent in the Letter of Agency attached hereto and incorporated herein as Attachment D.

20.  Surcharge Exemption.
     -------------------

     When applicable, Member(s) shall certify that any special access lines used in connection with services under this

                               MCI CONFIDENTIAL

     Agreement terminate in a device not capable of interconnecting MCI's service with the local exchange network and thus are surcharge exempt from the special access surcharge.

21.  Tax Exemption.
     -------------

     When applicable, Member(s) shall certify that it is exempt from federal, state, and/or local taxes.

22.  Governing Law.
     -------------

     This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of the State of New York without giving reference to its principles of conflicts of law, except to the extent the Communications Act of 1934, as amended, and as interpreted and applied by judicial and regulatory authorities including the Federal Communications Commission, applies.

23.  Assignment.
     ----------

     (a) This Agreement shall be binding on Customer, Member(s) and its respective successors and assigns. Customer nor Members may assign this Agreement, whether by operation of law or otherwise, except pursuant to this Paragraph 23.

     (b) Notwithstanding anything to the contrary, this Agreement shall not be assigned to either AT&T or Sprint without the prior written consent of MCI.

     (c) At least forty five (45) days before the consummation of any assignment of this Agreement Customer, including any individual member, shall notify MCI in writing of the name of the proposed assignee. MCI shall conduct a review of the assignee based on MCI's prior business dealings with such entity and MCI shall review the financial credit worthiness of the entity. Customer nor Member shall assign the agreement if MCI opposes the assignment in its reasonable discretion based on MCI's prior business dealings with the entity or if the assignee fails to meet MCI's reasonable credit worthiness standards, or for competitive reasons.

     (d) If Customer or a Member assigns this Agreement without MCI's approval when such approval is required in this Paragraph 23, MCI shall be entitled to terminate this Agreement for cause.

                               MCI CONFIDENTIAL

24.  No Waiver.
     ---------

     No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by the party making the waiver. No waiver shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, and no waiver shall be deemed, or shall constitute, a continuing waiver.

25.  Installation Waivers.
     --------------------

     Customer shall receive a credit for one-time installation and other one-time non-recurring MCI-billed tariffed charges associated with the implementation of MCI Carrier Network Services pursuant to this Agreement, such credit however, shall not exceed [_________________________] Dollars [________]. If Customer's aggregate actual net monthly usage billings exceeds [__________________] Dollars [___________] pursuant to the conditions in Paragraph 15(b), the credit shall be increased from [____ _____________________] Dollars [________] to [________________________
     _______] Dollars [__________].

26.  Length of Offer: Entire Agreement: Amendments.
     ---------------------------------------------

     This offer shall remain open and be capable of being accepted by Customer until October 16, 1995. Any and all prior or contemporaneous offers, agreements including the Agreement between the parties dated February 1, 1994, representations and understandings made to Customer, whether written or oral, shall be superseded by this offer. Exclusive of any tariff modifications initiated by MCI, once this Agreement has been executed, any amendments hereto must be made in writing and signed by both parties.

                               MCI CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto each acting with proper authority have executed this Agreement.


MCI TELECOMMUNICATIONS CORPORATION

By:  /s/ Jardon Bouska
     ------------------------------

Title:  Director
        ---------------------------

Date:
       ----------------------------


ASSOCIATED COMMUNICATIONS COMPANIES OF AMERICA (ACCA)

By:  /s/ Mike Newkirk
     -------------------------
         (Signature)
Title: Vice Pres
      ------------------------
Date: 10/3/95
      ------------------------

                               MCI CONFIDENTIAL

                                   EXHIBIT A

***INFORMATION IN THIS TABLE HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***


                            ACCA MEMBER COMMITMENTS
                            -----------------------

                                 MCI AGREEMENT

-------------------------------------------------------------------------------------------
          SUB-                 Monthly          PRISM I         800 DAL       Private Line
       COMMITMENT             Commitment     Subcommitment   Subcommitment    Subcommitment
-------------------------------------------------------------------------------------------
ACC                             [______]        [______]        [______]        [______]
-------------------------------------------------------------------------------------------
ATX                             [______]        [______]        [______]        [______]
-------------------------------------------------------------------------------------------
BTI                             [______]        [______]        [______]        [______]
-------------------------------------------------------------------------------------------
CBLD                            [______]        [______]        [______]        [______]
-------------------------------------------------------------------------------------------
LDS                             [______]        [______]        [______]        [______]
-------------------------------------------------------------------------------------------
TLD                             [______]        [______]        [______]        [______]
-------------------------------------------------------------------------------------------
NTF                             [______]        [______]        [______]        [______]
-------------------------------------------------------------------------------------------
DELTA                           [______]        [______]        [______]        [______]
-------------------------------------------------------------------------------------------

                                   EXHIBIT B

                         MCI CARRIER OPERATOR SERVICES


Customer is interested in buying MCI Carrier Operator Services for resale and MCI is interested in providing such services to Customer. In order to accomplish those purposes the parties hereby agree as follows:

1.  Operator Services:
    -----------------

    (a) MCI shall provide Customer with MCI Carrier Operator Services as such service is delineated in applicable tariffs, including MCI Tariff FCC No. 1 (the "Tariff") and, except as provided herein, at the rates contained in the Tariff.

    (b) "Operator Service Calls" mean long distance calls dialed with the 0+, 01+ or 00- dialing pattern (and excluding calls dialed with the 950-XXXX and 800 dialing patterns).

    (c) Customer shall not use any service mark or trademark of MCI.

    (d) Call Originating Identification Information. MCI must receive electronic
        -------------------------------------------
        call origination identification ANI information for each call carried hereunder. If the Originating Site uses Feature Group D local access service, the required call origination identification information is automatically supplied by the local exchange company. If the Originating Site uses a type of local access service other than Feature Group D local access service, the Originating Site shall cause electronic call origination identification information (in a form acceptable to MCI) to be supplied to MCI at the initiation of each call.

    (e) Emergency Calls.
        ---------------

        (1) Each Originating Site shall configure its system so that 911 emergency calls, where available, and similar emergency calls, will be automatically routed to the appropriate party or clearing house without the intervention of MCI. Emergency calls which do reach a MCI operator shall be handled in accordance with MCI standard operating procedures.

        (2) If Member or MCI provides an emergency number database, Member agrees to indemnify and hold MCI harmless from any and all claims, damages, fines,

                               MCI CONFIDENTIAL
                penalties and any other liabilities (including attorney fees) arising out of the inaccuracy of any information or the inadequacy of any procedure or personnel.

      (f)  Private Payphones.
           -----------------

           (1)  Private payphone lines must be classed as "07" COCOT.

           (2) All payphones must have Billed Number Screening ("BNS"), if available. If BNS is not available, the Customer will be responsible for calls billed to any lines without BNS.

           (3) Unless otherwise permitted by law, all 0- calls must be passed to the Local Exchange Carrier ("LEC")

           (4) Unless otherwise permitted by law, payphones must not block 950-XXXX or 1-800-XXX-XXXX calls.

           (5) All payphones must have "011" blocking at the central office, if available. If international blocking is not available, or if Member chooses not to block "011" calls, then Member assumes responsibility for any international fraud.

           (6) Member shall be responsible for any fraud resulting from its purchase and use of MCI Carrier Operator Services.

      (g)  Compliance. Member will comply with applicable federal, state and
           ----------
           local laws and regulations, including without limitation, laws and regulations relating to operator service during the term of this Agreement.

      (h)  Authority.
           ---------

                Members warrant that they are authorized to select the operator services carrier for the telephones served by Member pursuant to this Agreement. Member agrees that if any party makes any claims against MCI for commissions from such telephones, Member will be responsible for any such claim. Member shall indemnify MCI and hold MCI harmless from any loss, cost or expense resulting from such claim and will pay MCI's reasonable attorney's fees resulting from any such claim.

  2.  Rates. The rates in the following schedule shall be charged on Customer's
      -----
      usage of MCI Carrier Operator Services. The automated rate will be charged from the time a call reaches a node until the call is terminated or released from the MCI

                               MCI CONFIDENTIAL
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

    node via release link technology. The live rate will be charged in addition to automated rates for the portion of each call that is handled by a live operator.

                                      Automated               Live
    Monthly Attempts                  Rate/Sec.             Rate/Sec.
    ----------------                  ---------             ---------
            0   -      50,000         [______]              [______]
       50,001   -     100,000         [______]              [______]
      100,001   -     200,000         [______]              [______]
      200,001   -     500,000         [______]              [______]
      500,001   -   1,000,000         [______]              [______]
    1,000,001   -   1,500,000         [______]              [______]
    1,500,000+                        [______]              [______]

    For a call terminated by MCI on Carrier Network Services, Customer shall pay MCI an additional charge for termination rated at Customer's 1+ outbound rate as specified in Paragraph 4.(a) [dedicated rate for dedicated access node, and switched rate for switched access to the node) of the Agreement based on an 18 second minimum and rounded to six (6) second increments.

3.  Rate Quotes. If Member has provided the appropriate rate information, MCI
    -----------
    will provide real-time rate quotes to callers. However, Member shall indemnify MCI and hold MCI harmless from any and all claims, damages, fines, penalties or other liabilities (including attorney fees) arising from the inaccuracy of any information or the inadequacy of any procedures or personnel.

4.  Customer Service. Member agrees that all customer service calls (i.e.,
    ----------------
    billing disputes, troubles, general inquiries) shall be routed to Member's customer service via a Customer-provided 800 number.

5.  Language Assistance. On a monthly basis MCI shall review the percentage of
    -------------------
    Customer's calls utilizing MCI Carrier Operator Services language assistance. On a monthly basis, if the percentage of Customer's calls utilizing MCI Carrier Operator Services language assistance exceeds thirty percent (30%), then MCI shall review the calls utilizing MCI Carrier Operator Services language assistance on an individual Member basis. During that month, if the calls utilizing MCI Carrier Operator Services language assistance exceeds thirty percent (30%) for a Member, that Member shall pay [___________] the tariff rate for all calls exceeding thirty percent (30%).

6.  Brand.  Each Member agrees that if will resell MCI Carrier Operator Services
    -----
    in Member's name only.

7.  Service Delivery.  Customer agrees that it will receive and deliver all MCI
    ----------------
    Carrier Operator Services calls from/to one of


                               MCI CONFIDENTIAL
                                     - 5 -
     the three (3) MCI automated nodes via TDS-1.5, TDS-45 or switched access as part of Carrier Network Services.

8.   Billing. Member agrees to be responsible for all end-user billing for
     -------
     operator services.

9.   Forecasting.  Member agrees to provide a written quarterly forecast for all
     -----------
     operator services traffic to MCI or as call volumes warrant.




                               MCI CONFIDENTIAL
                                     - 6 -

                                   EXHIBIT C

                           MCI FEATURE CARD SERVICE

A.  MCI Feature Card Service (Option T).
    -----------------------------------

        1) During each month of the service term, Member shall receive a credit as identified below.

    The credit amount shall be calculated by multiplying [______________________ ____] times Customer's domestic and international usage charges of MCI Feature Card Service provided pursuant to the tariff at standard tariff rates (exclusive of monthly recurring charges, taxes, surcharges, installation charges, MCI Feature Card surcharges, Directory Assistance charges, and charges for local access/egress services or facilities associated with MCI Feature Card Service). The credit amount shall be applied to Customer's domestic interstate monthly usage charges (exclusive of monthly recurring charges, taxes, surcharges, installation charges, MCI Feature Card Surcharges, Directory Assistance charges, and charges for local access/egress services or facilities associated with MCI Feature Card Service). The credit amount in any month shall not exceed such interstate monthly usage charges for MCI Feature Card Service and shall not be carried forward to any subsequent month.

    When this paragraph refers to MCI Feature Card Service, it means such service only accessed by dialing the unique MCI-provided 800 access number assigned to the MCI Feature Card reseller.

        2) The following interstate MCI Feature Card surcharges shall be charged on all direct dial MCI Feature Card calls.


                                                                       Direct
    From                              To                                Dial
    ----                              --                               ------
    United States                     U.S., Puerto Rico
    ("U.S.")                          and U.S. Virgin
                                      Islands                          [___]

    Puerto Rico                       U.S.                             [___]

    U.S. Virgin                       U.S.                             [___]
    Islands

    U.S., Puerto Rico                 Canada
    and U.S. Virgin
    Islands                                                            [___]

    U.S., Puerto Rico                 International Locations
    and U.S. Virgin                   Other than Canada                [___]
    Islands

                               MCI CONFIDENTIAL

Canada                                  U.S., Puerto Rico and
                                        U.S. Virgin Islands     [___]

Canada                                  International Locations [___]


     3) The above discounts for MCI Feature Card Service are in lieu of any tariffed discounts including, without limitation, the discounts for MCI Feature Card Service available under MCI VIP, MCI VIP Plus, MCI MOD and MCI CAS Service.

     4) If MCI provides fulfillment, for MCI Feature Card Service (only accessed by dialing a unique MCI-provided 800 number assigned to the MCI Feature Card reseller), Customer shall pay MCI for the fulfillment costs associated with Customer's usage of MCI Feature Card Service plus pay MCI an administrative charge for handling fulfillment in an amount equal to [___________________] of the fulfillment costs.

     5) For MCI Feature Card Service (only accessed by dialing a unique MCI-provided number assigned to the MCI Feature Card reseller), MCI shall provide the fraud detection procedures set forth in Exhibit C.1. attached hereto and incorporated herein by reference. Member shall be responsible for all fraud associated with its usage of MCI Feature Card Service, except as set forth in Exhibit C.1.

                               MCI CONFIDENTIAL
                                     - 8 -

                                  EXHIBIT C.1

                  MCI FEATURE CARD FRAUD DETECTION PROCEDURES

                       ==================================

All calling card calls will be validated by MCI to permit only those calls authorized or facilitated by Member or legitimate card holders. MCI will, at the direction of Member, preclude all calls utilizing expired or terminated calling card numbers compared against an authorized list provided by Member and will be responsible for all fraudulent use, unauthorized use, misuse, or abuse of calling cards occurring after MCI receives actual notice of the expiration or termination of a calling card or receives specifically detailed written notification concerning any card which has been lost, stolen, compromised or which Member has reason to believe is or may be used fraudulently. MCI will deactivate a calling card within four (4) hours of receipt by MCI's Consumer Markets Fraud Detection of a request by Customer.

In addition, all calling card calls will be monitored by MCI for fraudulent use, unauthorized use, misuse or abuse on a twenty four (24) hour a day, seven (7) days a week basis. MCI shall establish fraud prevention, detection and minimization procedures so that fraudulent use arising from lost or stolen calling cards and potential disruption to authorized card holders will be minimized.

MCI will not hold the Member responsible for "service fraud" associated with the unauthorized use of an MCI calling card. "Service fraud" can best be described as unauthorized use of an MCI calling card following the involuntary theft or loss of a card which was not intentionally facilitated or impliedly authorized by Customer or an authorized user. "Service fraud" often follows the theft of a wallet, purse or briefcase, or sometimes is the result of "shoulder surfing" (thieves observing/recording authorization codes) which occurs at payphones located in airports, bus terminals, train stations and the like. MCI shall not be responsible for losses caused by fraudulent information submitted by a card holder in subscribing for calling card services or for usage which was intentionally facilitated or impliedly authorized by an authorized user.

In the event that MCI is unable to contact Member of suspected abuse of the calling card, in order to minimize potential abuse, MCI will deactivate any calling card which has exceeded established fraud detection parameters or which MCI has reason to believe is or may be used fraudulently.

                               MCI CONFIDENTIAL
                                     - 9 -

                                 ATTACHMENT D

                               LETTER OF AGENCY
                               ----------------


ATTENTION:      Concerned Local Operating Companies, AT&T and other
                Common Carriers and All Equipment Vendors


The undersigned appoints MCI Telecommunications Corporation or any of its affiliated companies ("MCI") as agent for the purpose of ordering, in connection with MCI's provision of service to the undersigned, changes in and/or maintenance on specific telecommunications service that you provide to the undersigned including, without limitation, removing, adding to or rearranging such telecommunications service.

You are hereby released from any and all liability for making pertinent information available to MCI and for following MCI's instructions with respect to any changes to or maintenance on the undersigned's telecommunications service. You may deal directly with MCI on all matters pertaining to telecommunications service and should follow instructions with respect thereto. This authorization will remain in effect until modified or rescinded in writing by the undersigned.

Signed this __ day of _______, 19__.

BY:


------------------------------
Authorized Customer Signature



------------------------------
Title


------------------------------
Company Name







                               MCI CONFIDENTIAL

                                   EXHIBIT E

***INFORMATION IN THIS TABLE HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

               Rates and Discounts on MCI International Services

     1. (a) For MCI International PRISM I Service, the following rates plus all applicable tariffed discounts shall apply:


     Countries                     Rates per Minute
     ---------                     ----------------

                    Standard Period     Discount Period     Economy Period
                    1st 30              1st 30              1st 30/Add'l
                    sec./Add'l 6 sec.   sec./Add'l 6 sec.   sec./  6 sec.
                    -----------------   -----------------   -------------



                               MCI CONFIDENTIAL

***INFORMATION IN THESE TABLES HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

Countries                        Rates per Minute
---------                        ----------------

                      Standard Period     Discount Period     Economy Period
                      1st 30              1st 30              1st 30/Add'l
                      sec./Add'l 6 sec.   sec./Add'l 6 sec.   sec./  6 sec.
                      -----------------   -----------------   -------------



     (b) For MCI International PRISM I Service, the following postalized rates shall apply.


Countries                                  Rates per Minute
---------                                  ----------------



The United Kingdom shall receive the following rates:


        Number of Customer Minutes
            Terminating
        In the United Kingdom                         Rate Per Minute
        ---------------------                         ---------------
        0 - 99,999                                       [______]
        100,000+                                         [______]

     (c) For MCI International 800 DAL Service, Customer shall receive pricing at the [_____________________] commitment level under the Tariff but without regard to the term and volume commitments required therein. Customer shall

                               MCI CONFIDENTIAL
                                    - 12 -
also receive an additional [____} percent [____] discount on 800 DAL Service originating from the following countries:

       [______________]        [_________]
       [_______]               [____]
       [_________]             [____________________]
       [_________]             [___________]
       [_____]                 [_______]
       [______]






                               MCI CONFIDENTIAL
                                    - 13 -

                                   EXHIBIT F

     MCI has developed the following guidelines to aid MCI Carrier Network Services customers in determining the proper use of MCI's name, logo, trademarks and service marks and the proper characterization of the MCI/Reseller relationship. Resellers are not authorized to use MCI's name, its trademarks, servicemarks or logo in any manner including use in advertising, promotional materials, stationery, business cards, billing and signage. For example, Resellers MAY NOT make in words or in substance the following statements:

     "Network services provided by MCI"
     "Authorized/Endorsed/Sponsored/Approved by MCI"
     "Authorized Provider of MCI Services"
     "Affiliate, or partner, or co-marketer with MCI"

     If resellers wish to make any reference to MCI, they may ONLY make the following declarative statement:

     "Reseller's services utilize the MCI network"

     However, the following conditions apply to this statement:

     . This statement may not be used in ANY manner that is likely to create confusion or to give the impression that MCI sponsors, endorses, or is in any way affiliated with the Reseller

     . This statement may only be used as a declarative statement in any printed or oral communication and may not be used as a headline or in any advertising slogan or banner. In order to use this statement, the Reseller's company name must appear or be verbalized prominently in the written or oral communication

     . The statement may only appear once in each written promotional or advertising piece. The MCI name may not be used in the same type style that MCI uses and must not otherwise resemble the MCI name and/or logo

     . In any event, whenever the statement above is used, the type size for this verbiage as it appears in any printed material may not exceed 1/8 of one (1) inch and cannot be larger, bolder, or a different color or type style than the adjacent text.

     In summary, this policy means no Reseller may state explicitly or implicitly that it:

     .  Is an authorized agent, reseller, partner or co-marketer with MCI; or

     .  Provide MCI services; or


                               MCI CONFIDENTIAL
                                    - 14 -

         .  Is affiliated with, authorized, sponsored by, or endorsed by MCI; or

         .  Was a special relationship with MCI

         MCI is aggressive about protecting its trademark, service mark and corporate name. In the past, we have not hesitated to bring appropriate legal action to protect our rights and we shall continue to be vigilant to ensure that these guidelines are followed.

                               MCI CONFIDENTIAL
                                    - 15 -